UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2013

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition

YUM! BRANDS, INC. RELEASES ESTIMATED MAY SAME-STORE SALES
FOR CHINA BUSINESS

Louisville, KY (June 11, 2013) - Yum! Brands, Inc. (NYSE: YUM) May same-store sales declined an estimated 19% for the China Division. This included an estimated decline of 25% at KFC and 12% growth at Pizza Hut Casual Dining.

Publicity surrounding Avian flu in China continued to have a significant, negative impact on KFC sales in May. However, the impact of prior instances of Avian flu in China has been short-lived and based on current trends, we believe this will again be the case. We expect that KFC China same-store sales will continue to recover over the course of the year and be positive in the fourth quarter.

For the second quarter, same-store sales declined an estimated 20% for the China Division. This included an estimated decline of 26% at KFC and 7% growth at Pizza Hut Casual Dining. As a reminder, the second quarter for the China Division includes the months of March, April and May. We will release June same-store sales for our China Division in conjunction with Yum!'s second-quarter earnings release on July 10, 2013, after market hours.

ADDITIONAL INFORMATION ONLINE
Definitions of terms are available online at www.yum.com under “Investors”.

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; economic conditions, consumer preferences, adverse publicity, tax rates, the regulatory environment, increased competition and other risks in China, where a significant and growing portion of our restaurants are located; economic and political conditions in the other countries where we operate; the success of our international development strategy; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future litigation and legal claims or proceedings; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; consumer preferences and perceptions of our brands; the success of our refranchising strategy; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; new and changing government regulations; our effective tax rates and disagreements with taxing authorities; our ability to protect the integrity and security of individually identifiable data of our customers and employees; competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties; and risks associated with the Little Sheep business. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 39,000 restaurants in more than 130 countries and territories. Yum! is ranked #201 on the Fortune 500 List with revenues of over $13 billion in 2012. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	June 11, 2013	/s/ David E. Russell
Vice President, Finance and Corporate Controller